City Hotel + Resort Hotel + Business Hotel

Nippon Hotel Fund Investment Corporation / Japan Hotel and Resort, Inc.
Explanatory Memorandum for Merger

December 26, 2011

Nippon Hotel Fund Investment Corporation     Japan Hotel and Resort

Index

I.   Outline of Merger    2
II.  Outline of New Investment Corporation  8
III. Strategy of New Investment Corporation 14
  Appendix    21

Nippon Hotel Fund Investment Corporation     Japan Hotel and Resort

I. Outline of Merger

Background for Merger

Nippon Hotel Fund Investment Corporation "NHF" and Japan Hotel and Resort, Inc.
"JHR" will form a hotel-focused J-REIT in Japan, to provide investors with more attractive investment opportunities through further growth and strengthening of portfolios.

Logistics Properties
J-REIT Investors
Investment with
Diversified Risks
Commercial Properties
Office Properties
Residential Properties
Portfolio of Investors
Variation of Rent Unique to Hotel Assets

Hotel focused J-REIT
Nippon Hotel Fund Investment Corporation
Stability of rent from fixed rent properties
Rent upside from variable rent properties
Upside
Japan Hotel and Resort
Stability
Will establish a strong presence as a sole hotel-focused J-REIT with improved profitability and stability, achieved by strengthening portfolio and management systems.

Provide attractive "Investment Opportunity in Hotel Assets" which meet the needs of investors for diversified investments.

Share of Hotel-focused REIT among J-REIT: 0.9%
Share of Hotel-focused REIT among US-REIT: 6.0%

Hotel 0.9%
Others 33.9%
Office 40.0%
Residence 13.6%
Retail 11.6%

Hotel 6.0%
Others 39.6%
Office 11.5%
Residence 16.6%
Retail 26.4%

Market Cap (Total): JPY 2,976,867 million
Note: as of November 30, 2011
Source: Bloomberg
Market Cap (Total): JPY 30,078,272 million
Note: as of November 30, 2011
Source: NAREIT

Nippon Hotel Fund Investment Corporation     Japan Hotel and Resort

Merits of Merger

Nippon Hotel Fund Investment Corporation     Japan Hotel and Resort

Strengthen Management Strategy
Combination of "Stability" and "Upside"
> Seek improved stability of property NOI and payment of dividend based on the expansion of fixed rent properties.
>  Seek upside from variable rent by strengthening asset management and strategic CAPEX.

Enhancement of Asset Management System by combination of know-how of asset management companies
>  Combine knowledge and experience of the two asset management companies with complementary skills.

Support from New Sponsor
>  Commitment from new sponsor which has strong presence and experience in Asia region.
>  Possibility of future acquisition of properties abroad.

Utilize Negative Goodwill

Stabilize Cash Distribution by utilizing negative goodwill
>  Achieve better profitability and quality of cashflow by active sale/purchase of properties.
>  Be ready for business environment change in the future.

Expansion of Scale

Expansion of Asset Scale
>  Achieve stability of revenue by diversified types and locations of portfolio assets.
>  Achieve better investor profile by increase of asset scale.

Expansion of Market Cap
>  Achieve stable trading price of investment units by enhanced liquidity and depth.

Benefit from Synergy of Merger

Raise Dividend by Synergy of merger
>  Achieve synergy of cost reduction by merger.

Nippon Hotel Fund Investment Corporation     Japan Hotel and Resort

Outline of Merger

Sponsor Transaction		It is expected that Goldman Sachs Group will sell investment units of old JHR (Approx 22.1%), all shares of Japan Hotel & Resort K.K. ("JHRKK"), and all shares of Hotel Management Japan Co., Ltd. ("HMJ") to RECAP Group for cash consideration (announced as of December 22, 2011).
Merger of Asset Management Company		Japan Hotel REIT Advisors Co., Ltd. ("old JHRA") and JHRKK will merge and will become the asset management company ("New JHRA") of the New REIT (Merger Agreement was executed between the companies as of December 22, 2011.).
Merger of Investment Corporation	Method of Merger	Absorption merger with NHF as the Surviving corporation and old JHR as the Dissolving corporation
	Merger Ratio and Split of Investment Units	NHF: old JHR=12:11 (1:11/12,11 NHF investment units will be allocated to 1 investment units of old JHR); will be provided for in the merger agreement. NHF will divide its 1 unit into 12 units with the completion date of the merger as the effective.
	Resolution	2/3 votes for the approval for the merger agreement will be required at the general meeting of unitholders of old JHR. As this merger is a simple merger, unitholders' resolution of NHF is not required to approve the merger agreement. It is expected that a proposal for resolution to amend the Articles of Incorporation of NHF will be submitted to the NHF's unitholders meeting.


Before Merger
After Merger
Sponsor
RECAP Group
Kyoritsu Maintenance
ORIX Real Estate
70%
25%
5%
100%
Asset Management Company
Investment Corporation
Asset Management Agreement
Asset Management Agreement
87.6%
10.3%
2.1%
Merger
Japan Hotel REIT Advisors Co., Ltd. " New JHRA" (Planned)
Asset Management Agreement
Merger
Japan Hotel REIT Investment Corporation "New JHR" (Planned)

NIPPON HOTEL FUND INVESTMENT CORPORATION
JAPAN HOTEL AND RESORT
5

Outline of Sponsor (RECAP Group)

> RECAP Group is a global real property fund which has deeply developed know-how in real property investment and hotel operation.  RECAP Group invest funds contributed by real property companies and institutional investors in major countries over the world not only in Japan but also in Asia region including Singapore, China/Hong Kong, Thailand, and Korea.

China/Hong Kong
Beijing  Silicon Valley  Greenway   Mulligan

Thailand
The Laguna Resort Windermere
Millennium Residence Phuket Square

Korea
Western Tower Myeongdong Tower

Japan
Comfort Hotel Tokyo Higashi Nihombashi   The Beach Tower Okinawa
Japan Hotel REIT Investment Corporation
Japan Hotel REIT Advisors Co., Ltd.
Tsubogawa (Okinawa Development Project)

Singapore
Paterson  Suites Sui Generis

Nippon Hotel Fund Investment Corporation     Japan Hotel and Resort

Schedule for Merger and Major Related Transactions

December 22, 2011
December 29, 2011
January 6, 2012
January 7, 2012
February 24, 2012
March 28, 2012
March 31, 2012
April 1, 2012
September 30, 2012
December 31, 2012

Merger of Investment Corporation
 o Execution of Merger Agreement
 o NHF Resolution for Division of Investment Units
 o Record Date for General Meeting of Unitholders
 o General Meeting of Unit Holders (NHF/old JHR)
 o Delisting of old JHR
 o Record Date for Split of Investment Units of NHF
 o Effective Date of Merger
 o Effective Date of Split of Investment Units of NHF
 o First Half Year End Post Merger
 o First Fiscal Year End Post Merger (for 9 months)

Merger of Asset Management Company
 o Execution of Share Transfer Agreement
 o Execution of Merger Agreement
 o General Meeting of  Shareholders
 o Effective Date of Merger

Sponsor Transaction
 o Goldman Sachs and RECAP will enter into transfer agreements of Units and Shares of old JHR, HMJ and JHRKK
 o Completion of transfer of Units and Shares of old JHR, HMJ and JHRKK

Note: It is scheduled that the final fiscal period end for NHF and old JHR will be March 31, 2012.

Nippon Hotel Fund Investment Corporation     Japan Hotel and Resort

II. Outline of New Investment Corporation

Outline of New Investment Corporation and New Asset Management Company

	New Investment Corporation (as of effective date of Merger)
Name of Corporation (planned)	Japan Hotel REIT Investment Corporation "New JHR"
Executive Director	TBD (will be disclosed when decided)
Auditor	TBD (will be disclosed when decided)
Sponsor	RECAP Group Kyoritsu Maintenance Co., Ltd. ORIX Real Estate Corporation
Date of Listing	June 14, 2006
Number of Properties Held	28
Total Value of Properties (Based on Acquisition Price)	JPY 132,592 million
Number of Investment Units issued	1,859,281 units (After split of unit by NHF and merger)
Fiscal Year End	December (Annual)
Major Unitholder	RECAP Group 24.04%[1]

	New Asset Management Company (as of effective date of Merger)	
Name of Company (planned)	Japan Hotel REIT Advisors Co., Ltd. "New JHRA"	
Date of Establishment	August 10, 2004	
Representative Director	Hiroyuki Suzui	
Capital	JPY 300 million	
Fiscal Year End	December	
Shareholders	RECAP Group[2]	87.6%
	Kyoritsu Maintenance Co., Ltd.	10.3%
	ORIX Real Estate Corporation	2.1%

Note 1:SPC which 100% contributed by RECAP Group 13.82%, Umi Investment TMK (SPC 100% contributed by RECAP Group) 9.32%, Opal Paramount (SPC 100% contributed by RECAP Group) 0.89%
Note 2: Rockrise Sdn Bhd(100% contributed by RECAP Group)

NIPPON HOTEL FUND INVESTMENT CORPORATION

JAPAN HOTEL AND RESORT

1

Organization of New Investment Corporation

Support from RECAP Group (Sponsor)

Enhancement of External Growth

Provision of pipeline support utilizing Network and potential of warehousing functions of properties.

Strengthening Financial Position

Support for stable financing

Enhancement of Internal Growth

Provision of operational expertise of hotels utilizing network with hotel operators around the world.

Strengthening Operating System

Support for management through secondment of officers and Board Representation.


RECAP Group
Kyoritsu Maintenance
ORIX Real Estate
87.6%
10.3%
2.1%
New JHRA
24.04%
New JHR
Provision of Other Property Information / Support for Asset Management
Support Asset Management (Back Up Operation)
Provide Property Information
Kyoritsu Maintenance
Capital Advisors
Chuo Mitsui Trust & Banking
Goldman Sachs Securities
Shinnippon Air Technologies
Technical Advisor
Lessees of old NHF[1]
Lease
Fixed (Partly Variable) Rent
Kyoritsu Maintenance / Hoshi Investment
Yuasa Funashoku / Washington Hotel
Sun Vista / Sunroute
Toyoko Inn / Kamogawa Grand Hotel
Vista Hotel Management / Fine Resort
Resort Solution / Greens
Lessees of old JHR
Lease
Variable + Fixed Rent
Lease
Fixed Rent
Hotel Management Japan (HMJ)
Washington Hotel
Kyoritsu Maintenance
Daiwa House
Support for Operation
Abilitas Hospitality Co., Ltd.
JAL Hotels

Note 1: Lessees as tenants of shops are not listed.

NIPPON HOTEL FUND INVESTMENT CORPORATION
JAPAN HOTEL AND RESORT
2

Pro-Forma Income Statement Post Merger (Simple Combination)

(in million Yen)	NHF		old JHR		Effect by Merger[1]	New JHR	
Number of Properties	19		9			28	
Operation Revenues	2,789	100.0%	5,490	100.0%		8,279	100.0%
Fixed Rent Revenues	2,549	91.4%	4,069	74.1%		6,618	79.9%
Variable Rent Revenues	240	8.6%	1,421	25.9%		1,661	20.1%
NOI	**2,322**	5.4%	**4,598**	5.4%		**6,920**	5.7%
Operating Expenses	873		2,401		-320	2,954	
Operating Profit	**1,449**		**2,197**		**320**	**3,966**	
Non-Operating Profit	586		927			1,513	
Net Income	**863**	2.0%	**1,270**	1.5%	**320**	**2,453**	2.0%
Number of Outstanding Units	58,031		105,719		1,695,531	1,859,281	
Cash Distribution per Unit (in JPY)	**14,800**		**12,017**			**1,319** (15,833)	(Prior to split of unit)
Book Value of Properties	43,214		85,879		(6,739)	122,354	

% shows ratio against Operating Revenues   % shows ratio against Book Value of Properties

Note: The figures of NHF are annualized revenue forecast of NHF for the 12th fiscal period (ending March 2012). Figures of old JHR are revenue forecast of the 7th fiscal period (ending August 2012). Variable rent applies to the hotel in NH Shinjuku Building of NHF to be leased to SPC and fixed rent applies to shops in NH Shinjuku Building to be leased to tenants directly.
Number of investment units after the merger is calculated based on 12-for-one unit split by NHF and 11 units are allocated to each old JHR unit after the split.

NIPPON HOTEL FUND INVESTMENT CORPORATION
JAPAN HOTEL AND RESORT
3

     Pro-Forma Balance-Sheet Post Merger (Simple Combination)
     Pro-Forma Balance-Sheet Post Merger (Simple Combination)
Pre-Conditions

Merger Ratio: NHF Fold JHR = 12 F11 (1:11/12)

Unit Price of old JHR:   JPY 163,300

Unit Price of NHF:       JPY 181,000

Book Value of Properties of old JHR:

         JPY 85,879 million

   Appraisal Value of Properties of old JHR:       JPY 79,140 million

Difference: (pound)JPY 6,739 million Unit Price as of Dec. 21, 2011 old JHR BS
(at the end of August) (in million Yen)

                                                 Asset

91,204

(Cash and Deposit 4,362)

                                              Liabilities

42,767

(Interest Accruing Debts 39,451)

LTV 43.3%

                                               Net Asset

48,436 Number of Investment Units: 105,719 NHF BS (at the end of September) (B)
(in million Yen)

                                                 Asset

46,761

(Cash and Deposit 2,821)

                                              Liabilities

23,105

(Interest Accruing Debts 21,625)

LTV 46.2%

                                               Net Asset

23,655 Number of Investment Units: 58,031 old JHR BS (Pro-Forma at the time of merger) (A) (in million Yen)

                                         Asset (Market Value)

84,465

(Cash and Deposit 4,362)

                                   Liabilities (Market Value) 42,767

(Interest Accruing Debts 39,451)
LTV 46.7%

                                       Net Asset (Market Value)

41,697 New JHR Pro-Forma BS (A) + (B)
(in million Yen)

Absorption Merger of old JHR by NHF

                                                 Asset

131,226

(Cash and Deposit 7,183)

                                              Liabilities

65,873

(Interest Accruing Debts 61,077)

LTV 46.5%

                                               Net Asset

65,352

(1) Total Contribution   23,161

(2) Excess of Contribution

17,541

JPY 181,000
105,719 Units
11/12

(3) Profit from Occurrence of Negative Goodwill 24,650

                                 Number of Investment Units: 105,719
                                Number of Investment Units: 1,859,281

Note: Figures reflect the simple combination of figures of NHF as at the end of
September 2011 and those of old JHR as at the end of August 2011, with renewal of valuations of properties held by old JHR. Number of investment units after the merger is calculated based on 12 for 1 split of unit by NHF and 11 units are allocated to each old JHR unit after the split. Figures are pro-forma figures calculated by asset management companies and are neither finalized nor audited.
The pro-forma figures do not guarantee realization of such figures and the pro-forma figures may significantly vary due to changes in appraisal values of the properties and other factors which will occur on or after the effective date of the merger.

     Portfolios Post Merger

                                            NHF old JHR New JHR
Number of Properties
19
9
28
Acquisition Price
JPY 43,475 million
JPY 89,117 million
JPY 118,555 million1
Area
Kansai Chugoku 2%
Shikoku 3%
Hokkaido 2%
Kanto 3%
Hokuriku 5%
Kyushu 9%
Okinawa 18%
Tokyo 55%
+
Tohoku 3%
Chugoku 11%
Okinawa 22%
Kyushu 4%
Kansai 34%
Kanto 26%
>
Hokkaido 1%
Tohoku 1%
Chugoku 4%
Tokyo 19%
Kansai 24%
Shikoku 1%
Kanto 21%
Okinawa 22%
Kyushu 5%
Hokuriku 2%
Type
Resort Hotel 18%
Business Hotel 82%
+
City Hotel 46%
Business Hotel 28%
Resort Hotel 26%
>
City Hotel 28%
Resort Hotel 25%
Business Hotel 47%
Grade
Economy 45%
Mid Price 55%
+
Luxury 22%
Economy 3%
Mid Price 51%
Upper Middle 24%
>
Economy 17%
Luxury 15%
Mid Price 54%
Upper Middle 14%

Note1: Regarding the acquisition price of New JHR, acquisition prices as at the end of September 2011 are adopted for assets held by NHF and revaluation at the time of merger is reflected for assets held by old JHR.

III.  Strategy of New Investment Corporation

Strategy - External Growth

Basic Policies

Ensure stable revenue, and target to acquire properties with growth potential.
Aim to build a portfolio which consciously maintains a balance between quality, type, location, and rent type (fixed or variable).

Essential Measures

> Hotels which bring in "domestic leisure customers" and "leisure customers visiting Japan"

> Hotels which are superior in both hardware and software aspects and location:

  o  Major investments in city hotels and resort hotels for which a certain amount of management expertise, substantial amount of capital expenditure and selective location are necessary as barriers to new entry are high.

  o  Target investments in business hotels with focus on credit of tenants, age, location, guest rooms mix and profitability.

  o  Selectively in investing in accommodation-focused hotels mainly with single rooms.

> Principal areas of strategic investments

  o  Central Tokyo, Osaka City, Kyoto City, Fukuoka City, Karuizawa (Nagano) ,
     Hakone (Kanagawa), Hokkaido, Okinawa, etc.

Strategy - Internal Growth

Basic Policies

Maximize asset value through revenue/yield management, to maintain and increase rent level and to achieve cost reduction, through appropriate maintenance and management program.

Essential Measures

>    Monitoring and asset management with in depth understanding of hotel business.

     o    Analyse credit of tenants, understand and improve income and expenditure of hotels.

     o    Differentiation Strategy to "compete in value" and not to "compete in price".

     o    Understand changes in customer needs and implement strategy adaptive to these changes.

     o    Provide a global level of service to hotel customers.

>    Planning and execution of strategic CAPEX program.

     To maintain level of revenue and to strengthen competitiveness in mid to long term.

Financial Strategies

Basic Policies

Management to emphasize on ensuring financial soundness and stability.

Essential Measures

Maintain moderate Loan to Value (LTV) levels: target of 35%-55%.

>    Strengthen bank formation and relationships.

>    Diversify financing sources including issuance of investment corporation bonds.

>    Obtain better credit rating.

>    Achieve longer financing term while controlling costs.

>    Diversify maturity profile of financing

Outline of Interest Accruing Debts

Contents of Interest Accruing Debts1
Investment Corporation Bonds 3%
Short-Term Debts 14%
Long-Term Debts 835

List of Interest Accruing Debts (in million Yen)
Lender/ Series                      NHF              Old JHR          New JHR
                                                                 (Immediately
                                                                  After Merger)
                              Balance  Ratio    Balance  Ratio   Balance  Ratio
Debts

Sumitomo Mitsui
Banking Corporation           6,999    32.4%    9,763    26.2%   16,763   28.5%
Mizuho Bank, Ltd.                 -       -     7,219    19.4%    7,219   12.3%
NorinChukin Bank                  -       -     7,219    19.4%    7,219   12.3%
Shinsei Bank, Limited         2,687    12.4%    3,000     8.1%    5,687    9.7%
Resona Bank, Limited.         3,582    16.6%    2,000     5.4%    5,582    9.5%
American Life
Insurance Company                 -             5,000    13.4%    5,000    8.5%
Tokyo Star Bank, Limited      1,493     6.9%    3,000     8.1%    4,493    7.6%
Chuo Mitsui Trust and
Banking Company, Limited      4,179    19.3%        -       -     4,179    7.1%
Nomura Trust and
Banking Co,. Ltd.               995     4.6%        -       -       995    1.7%
Sompo Japan Insurance Inc       896     4.1%        -       -       896    1.5%
Chiba Bank, Ltd.                796     3.7%        -       -       796    1.4%
Debts (Sub-total)            21,626   100.0%   37,201    94.9%   58,827   96.7%
Investment Corporation Bonds-
First Series (with pari-passu
condition among specified
investment corporations)          -       -     2,000   100.0%    2,000  100.0%
Investment Corporation
Bonds (Sub- total)                -       -     2,000     5.1%    2,000    3.3%
Interest Accruing Debts
(Total)                      21,626   100.0%   39,201   100.0%   60,827  100.0%

Repayment Schedule for Interest Accruing Debts (in million Yen)
16,000
14,000
12,000
10,000
8,000
6,000
4,000
2,000
0
8,430
12,753
6,711
15,149
9,784
8,000
-Mar. 2012
Apr. 2012 - Dec. 2012
Jan. 2013 - Dec. 2013
Jan. 2014 - Dec. 2014
Jan. 2015 - Dec. 2015
Jan. 2016 -

Note 1: NHF and old JHR use figures as at the end of September 2011.

IR Strategy

IR Strategy

Basic Policies
Timely disclosure of information that is readily understandable based on principles of timeliness, accuracy and continuity
Increase satisfaction of existing unitholders and expand the range of investors

Essential Measures

>    Continue Annual Dividend and investor benefit plan

>    Continue Monthly Disclosure

>    Strengthen IRs for Individual /Foreign Investors

>    Continue Disclosure in English

Outline for Unit Holder Benefit Plans

Basic Policies
Continue Investor Benefit Plan of old JHR

Essential Measures

>    5 coupons for 50% discount from standard rates of applicable hotels and
     5 coupons for 20% discount for restaurants

o    Kobe Meriken Park Oriental Hotel

o    Oriental Hotel Tokyo Bay

o    Namba Oriental Hotel

o    Hotel Nikko Alivila

o    Oriental Hotel Hiroshima

Utilization of Negative Goodwill

>    Pro-forma calculation of negative goodwill

It is expected that there will occur negative goodwill of approximately JPY 24 billion1

     (Pre-Conditions)

     o    Revaluation of book value of properties of old JHR from JPY 85,879 million(2) to JPY 79,140 million(3)

     o    Merger Ratio: NHF: old JHR 12:11 (1:11/12)

     o    Unit price of NHF: JPY181,000 per a unit (as of December 21, 2011)

>    Utilization of Negative Goodwill

     Stabilization of cash distribution by utilizing negative goodwill

     (Examples of utilization of negative goodwill)

     o    Utilize for realization of losses by sale of properties

     o    Utilize for decrease of rent due to suspension of operation of hotel under renovation and refurbishment

     o    Utilize for losses due to exclusion of fixed assets from balance sheet due to renovation and refurbishment

     o    Utilize for dilution due to issuance of new investment units

Note 1: Does not include related expenses for the merger.

Note 2: Old JHR adopts figures in the financial statements for the fiscal year ended August 2011.

Note 3: Figures are pro-forma figures calculated by asset management companies and are not finalized. The pro-forma figures may significantly vary due to changes in appraisal value of the properties and other factors which will occur on or after the effective date of the merger.

Note 4: Pro-forma figure is neither audited nor finalized, with the assumption that unit price of NHF would be JPY 181,000. The pro-forma figures may significantly vary due to changes in appraisal value of the properties and other factors which will occur on or after the effective date of the merger.

APPENDIX

Outline of old NHF and old JHR

	NHF (at the end of September 2011)	old JHR (at the end of August 2011)
Name of Investment Corporation	Nippon Hotel Fund Investment Corporation	Japan Hotel and Resort, Inc.
Representative (Executive Director)	Shigeo Sekita	Kaname Masuda
Auditor	Kenichi Fujiwara Tetsuya Mishiku	Masashi Ohara Shinya Matsumoto
Sponsor	RECAP Group Kyoritsu Maintenance Co., Ltd. ORIX Real Estate Corporation	Goldman Sachs Group
Date of Listing	June 14, 2006	February 15, 2006
Number of Properties Held	19	9
Total Value of Properties (Based on Acquisition Price)	JPY 43,475 million	JPY 89,117 million
Number of Investment Units Issued	58,031	105,719
Fiscal Year End	March / September	August
Major Unitholder	RECAP Group 27.27%[1] Goldman Sachs International 9.59%	Goldman Sachs Group 22.09%[2]

NIPPON HOTEL FUND INVESTMENT CORPORATION

Note 1: Umi Investment TMK (SPC 100% contributed by RECAP Group): 24.90%, Opal Paramount (SPC 100% contributed by RECAP Group): 2.37%
Note 2: Green Investment Ltd.: 13.44%, Japan Hotel Alliance Ltd.: 8.65%

JAPAN HOTEL AND RESORT

14

Outline of old JHRA and JHRKK

	Old JHRA (as of December 22, 2011)	JHRKK (as of December 22, 2011)
Name of Company	Japan Hotel REIT Advisors Co.,Ltd.	Japan Hotel & Resort K.K.
Date of Establishment	August 10, 2004	October 7, 2004
Representative Director	Shigeo Sekita	Hiroyuki Suzui
Director	Ken Takahashi/Junichi Hirayama/ Suchad Chiaranussati/Ian George Winston Lien/ Chua Keng Kim	Shuya Matsubara Toshitaka Ishido
Auditor	Randal K. Nagatani	Shunichiro Yanagi
Capital	JPY 300 million	JPY 170 million
Number of Employees	12	12
Shareholder	RECAP Group[1] 70% Kyoritsu Maintenance Co., Ltd. 25% ORIX Real Estate Corporation 5%	Goldman Sachs Group[2] 100%

Note 1: Rockrise Sdn Bhd(100% subsidiary of RECAP Group)
Note 2: MLQ Investors, L.P.(Limited Partnership 100% contributed by The Goldman Sachs Group, Inc. in US)

NIPPON HOTEL FUND INVESTMENT CORPORATION
JAPAN HOTEL AND RESORT
15

Outline of Properties Held (i)



Properties Held by NHF
Properties Held by old JHR
Hotel Resol Sapporo Minamini jyou
The Beach Tower Okinawa
Hotel Nikko Alivila
Daiwa Roynet Hotel Akita
Hotel Sunroute Niigata
Comfort Hotel Shin Yamaguchi
Kobe Meriken Park Oriental Hotel
Comfort Hotel Tokyo Higashi Nihombashi
Ibis Tokyo Shinjuku
Pearl Hotel Kayabacho
Hotel Dormy Inn Suidobashi
Kamogawa Inn Nihonbashi
R&B Hotel Higashi Nihonbashi
Hotel Dormy Inn Asakusa
Vista Hotel Kamata
Hotel Urbain Kamata Annex
R&B Hotel Ueno Hirokoji
Oriental Hotel Hiroshima
Hakata Nakasu Washington Hotel Plaza
Toyoko Inn Hakata-guchi Ekimae
Dormy Inn Kumamoto
Millennia Hotel Matsuyama
Dormy Inn Namba
Namba Oriental Hotel
Hakone Setsugetsuka
Nara Washington Hotel Plaza
Oriental Hotel Tokyo Bay
Hotel Vista Hashimoto

NIPPON HOTEL FUND INVESTMENT CORPORATION
JAPAN HOTEL AND RESORT
16

Outline of Properties Held (ii)

	Type	Name of Hotel	Grade	Appraisal Value (in million Yen)	Acquisition Price (in million Yen)	Year Built	No. of Guest Room	Location
NHF	Resort Hotel	The Beach Tower Okinawa	Mid-Price	7,060	7,610	2004	280	Okinawa
	Business Hotel	Ibis Tokyo Shinjuku	Mid-Price	5,270	7,243	1980	214	Tokyo
		Comfort Hotel Tokyo Higashi Nihombashi	Mid-Price	4,130	3,746	2010	259	Tokyo
		Pearl Hotel Kayabacho	Economy	3,091	3,121	1981	268	Tokyo
		Dormy Inn Kumamoto	Mid-Price	2,530	2,334	2010	294	Kumamoto
		Kamogawa Inn Nihonbashi	Economy	2,090	2,108	1997	164	Tokyo
		Hotel Sunroute Niigata	Mid-Price	1,840	2,105	1992	231	Niigata
		R&B Hotel Ueno Hirokoji	Economy	1,600	1,720	2002	187	Tokyo
		Toyoko Inn Hakata-guchi Ekimae	Economy	1,790	1,652	2001	257	Fukuoka
		R&B Hotel Higashi Nihonbashi	Economy	1,620	1,534	1998	203	Tokyo
		Vista Hotel Kamata	Economy	1,070	1,512	1992	106	Tokyo
		Hotel Vista Hashimoto	Economy	1,020	1,510	1986	99	Kanagawa
		Millennia Hotel Matsuyama	Economy	925	1,352	1991	138	Ehime
		Dormy Inn Namba	Economy	1,080	1,270	1999	105	Osaka
		Hotel Dormy Inn Suidobashi	Economy	994	1,120	1986	99	Tokyo
		Hotel Dormy Inn Asakusa	Mid-Price	902	999	1997	77	Tokyo
		Comfort Hotel Shin Yamaguchi	Economy	806	866	2007	139	Yamaguchi
		Hotel Resol Sapporo Minaminijyou	Economy	533	850	1992	117	Hokkaido
		Hotel Urbain Kamata Annex	Economy	738	823	2003	70	Tokyo
	Total			39,089	43,475			
Old JHR	Resort Hotel	Hotel Nikko Alivila	Luxury	19,300	19,700	1994	396	Okinawa
		Hakone Setsugetsuka	Mid-Price	4,060	4,059	2006	158	Kanagawa
	City Hotel	Oriental Hotel Tokyo Bay	Mid-Price	20,700	19,400	1995	502	Chiba
		Kobe Meriken Park Oriental Hotel	Upper Middle	11,400	11,400	1995	319	Hyogo
		Oriental Hotel Hiroshima	Upper Middle	7,240	9,900	1993	227	Hiroshima
	Business Hotel	Namba Oriental Hotel	Mid-Price	15,000	16,700	1996	257	Osaka
		Hakata Nakasu Washington Hotel Plaza	Mid-Price	3,720	3,880	1995	247	Fukuoka
		Daiwa Roynet Hotel Akita	Economy	1,930	2,278	2006	221	Akita
		Nara Washington Hotel Plaza	Mid-Price	2,050	1,800	2000	204	Nara
	Total			85,400	89,117			
	Grand Total				132,592			

Note: Figures are as at the end of September 2011 as to NHF and as at the end of August 2011 as to old JHR.

NIPPON HOTEL FUND INVESTMENT CORPORATION

JAPAN HOTEL AND RESORT

17

Disclaimer (1/2)

This material is prepared and provided solely for the purposes of providing information and is not created with the intention of offering investment units of Nippon Hotel Fund Investment Corporation ("NHF") and Japan Hotel and Resort,
Inc. ("JHR", together with NHF, the "REITs") or offering or selling any other particular products.

This material is neither a disclosure document nor a management report required under or prepared pursuant to the Financial Instruments and Exchange Act, Invest
Trust and Investment Corporation Act, government ordinances, Cabinet Office regulations, Tokyo Stock Exchange listing rules, or other related rules and regulations.

This material contains forward-looking statements about financial conditions, operational results, and businesses of the REITs and Japan Hotel REIT Advisors
Co., Ltd. ("JHRA") and Japan Hotel & Resort K.K. ("JHRKK", together with JHRA,
"Asset Management Companies"), asset management companies of the REITs, and the plans and intentions of the management of the REITs and the Asset Management
Companies. The forward-looking statements contain known and unknown risks, uncertainties, and factors that may lead to material differences between the results of the REITs and explicit or implicit forecasts. Forecasts are made based on the REITs' present and future business strategies and assumptions relating to the political and economic circumstances that will surround the
REITs in the future.

Every effort has been made to ensure the accuracy of the information contained in this material. However, the accuracy, certainty, validity and fairness of the information are not guaranteed. The information may be revised or retracted without prior notice.

Disclaimer (2/2)

Regarding the offering and trade of investment units, in addition to the price of the investment units, the prescribed fees and other payments may be sometimes required as stipulated by the securities companies or other broker. The REITs and Asset Management Companies do not handle the offering and trade of the investment units, so please inquire with the securities company that is selling the investment units regarding the amount, ceiling and calculation method for fees or other payments.

The REITs mainly invest in real estate related assets, primarily hotels subject to fluctuation in values. Investors may therefore suffer losses, including even loss of the original principal, due to economic conditions such as conditions in the real estate market, securities market and environment of interest in financing, the character of the investment units, mechanisms of the investment corporations and dependence on the related parties of the REITs, changes to legal systems (such as tax regulations and building regulations), damages caused to real estate-related assets caused by natural disasters, fluctuation in the prices or earning capacity of the real estate-related assets under management, character of trust beneficiary rights under management, the delisting of investment units, or due to the worsening of the financial position or the insolvency of the REITs. For details, please refer to the Articles of
Incorporation, Securities Registration Statement, Securities Report and
Extraordinary Report of the REIT.

Japan Hotel REIT Advisors Co., Ltd.
Financial Instruments Trading Company
No. 334, Director of Kanto Local Finance Bureau
Member of the Investment Trust Association, Japan

Japan Hotel and Resort K.K.
Financial Instruments Trading Company
No. 333, Director of Kanto Local Finance Bureau
Member of the Investment Trust Association, Japan